UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 24, 2005



                              U.S. GOLD CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Colorado                    0-9137                    84-0796160
-------------------------------     ----------------         -------------------
(State or other jurisdiction of     (Commission File           (I.R.S. Employer
 incorporation or organization)         Number)              Identification No.)


                         2201 Kipling Street, Suite 100
                             Lakewood, CO 80215-1545
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number including area code: (303) 238-1438



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01   Entry into a Material Definitive Agreement

On October 24, 2005, U.S. Gold Corporation (the "Corporation") entered into an employment agreement (the "Employment Agreement") with Ann S. Carpenter ("Carpenter") as the Corporation's new President and Chief Operating Officer. The Employment Agreement is for a term of three years and provides for a base salary of $170,000 per year and other employee benefits. In addition, the Corporation agreed to issue to Carpenter a stock option under the Non-Qualified Stock Option and Stock Grant Plan granting her the right to purchase 100,000 shares of common stock at an exercise price of $2.09 per share, exercisable for up to 10 years. The Corporation is also obligated to issue another option for 200,000 shares at an exercise price to be determined at such time as the shareholders approve an increase in the Corporation's authorized stock and an increase in the amount of stock authorized to be issued under the Stock Option Plan.

Ms. Carpenter may only be terminated by the Corporation for "cause," as defined in the Employment Agreement. Pursuant to the terms of that agreement, if she resigns for certain enumerated reasons, she would be entitled to a severance payment equal to one year of salary if she terminates within the first 180 days of the agreement or two years of salary if she terminates thereafter.

This summary of the Employment Agreement is qualified in its entirety by reference to the agreement, a copy of which is filed as an exhibit to this form.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 24, 2005, U.S. Gold Corporation hired Ann S. Carpenter as its President and Chief Operating Officer. From 2003 until she was hired by the Corporation, Ms. Carpenter was an independent consultant in the mining industry, focusing on resource assessment, evaluations and project development for properties in the United States, Mexico and South America. From November 1997 to 2003, she was the vice-president exploration and business development for NCGI, a private mining company. Since 1996, she has also worked with the Women's Mining Coalition, a nonprofit entity, as a lobbyist for the mining industry.

Item 7.01   Regulation FD Disclosure

The Corporation issued a press release on October 24, 2005 relating to the appointment of Carpenter as its President and Chief Operating Officer, announced the annual meeting of shareholders to be held on November 14, 2005, and named two new nominees to be considered for election to the Board of Directors of the Corporation at the meeting, those persons being Michele Ashby and Leanne Baker. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01 , including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

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Item 9.01   Financial Statements and Exhibits

(c)  The following is a list of exhibits filed or furnished herewith:

Exhibit Number    Description of Exhibit
--------------    ----------------------

    10.1 Employment Agreement between the Corporation and Ann Carpenter dated October 24, 2004.

    99.1          Press release issued by the Corporation on October 24, 2005.

Cautionary Statement for Purposes of the "Safe Harbor "Provisions of the Private Securities Litigation Reform Act of 1995.

         The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company's filings with the SEC. Many of these factors are beyond the Company's ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.



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                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      U.S. GOLD CORPORATION



Date: October 24, 2005                By: /s/ William F. Pass
                                          --------------------------------------
                                          William F. Pass, its Vice President,
                                          Chief Financial Officer and Secretary



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                                  Exhibit Index

         The following is a list of the Exhibits furnished herewith.

Exhibit
Number         Description of Exhibit
------         ----------------------

10.1 Employment Agreement between the Corporation and Ann Carpenter dated October 24, 2004.

99.1           Press Release issued by the Company on October 24, 2005.